UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2021

BLACKBOXSTOCKS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of Board of Directors and Appointment of New Directors

On September 11, 2021, the Board of Directors (the “Board”) of Blackboxstocks, Inc. (the “Company”) increased the size of the Board to five (5) directors. To fill the vacancies caused by the increase in the number of directors, the Board appointed Robert Winspear, Andrew Malloy, Ray Balestri and Dalya Sulaiman to serve on the Board as directors of the Company until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal. The Board has affirmatively determined that Ms. Sulaiman and Messrs. Malloy and Balestri are independent directors pursuant to Nasdaq’s governance listing standards. The Board also appointed Mr. Malloy to serve on and as Chairperson of the Company’s Audit Committee and to serve on the Nominating and Compensation Committees. Further, the Board determined that Mr. Malloy meets the qualifications of an audit committee financial expert as that term is defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Balestri was appointed to serve on and as Chairperson of both the Company’s Compensation and Nominating Committees and to serve as a member of the Company’s Audit Committee. Ms. Sulaiman was also appointed to serve on each of the Company’s Audit, Nominating and Compensation Committees.

The Board also established a Director Compensation Policy effective as of September 11, 2021 that provides each non-employee director of the Board will receive as compensation an annual retainer in the amount of $30,000 payable in cash or restricted stock at the option of the director and an annual stock option grant (a "Grant") of 5,000 shares of common stock, par value $0.001, of the Company (the "Option Shares"). The exercise price of the Option Shares will be determined by the Board and the Option Shares shall vest over a one-year period from the date of the Grant, with the Option Shares vesting in equal monthly increments equal to one-twelfth (1/12) of the Option Shares (i.e., approximately 416.66 Option Shares per month), based on continuing service to the Company. Each of the newly appointed non-employee directors’ compensation for service on the Board will be consistent with the Director Compensation Policy.

Except as otherwise provided herein, there are no arrangements or understandings between the new appointees and any other persons pursuant to which any new appointee was named a director of the Company. Except as otherwise provided herein, none of the new board appointees has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Resignation of Secretary and Appointment of New Secretary, Chief Financial and Chief Operating Officers

Gust Kepler submitted written notice to the Company of his resignation as Secretary effective September 11, 2021. The Board subsequently resolved to appoint Robert Winspear to serve as Secretary and Chief Financial Officer of the Company, effective as of September 11, 2021, to serve as such until the election and qualification of his successor or until his earlier death, resignation or removal.

Prior to joining the Company as a Director, Secretary and Chief Financial Officer, Robert Winspear, age 56, was working as and remains the President of Winspear Investments LLC, a Dallas based private investment firm specializing in lower middle market transactions, since 2002. Winspear Investments has made investments in a wide range of industries including banking, real estate, distribution, supply chain management, mega yacht marinas and hedge funds. Mr. Winspear was Vice President, Secretary and Chief Financial Officer of Excel Corporation, a credit card processing company (formerly EXCC:OTC) from May of 2014 to June of 2017. Mr. Winspear is on the board of directors of Alpha Financial Technologies/EAM Corporation, located in Dallas, Texas and VII Peaks Co-Optivist Income BDC II, Inc., an investment management company located in Orinda, California. Mr. Winspear earned a BBA and an MPA from the University of Texas at Austin.

Mr. Winspear’s salary is $200,000 per year and Mr. Winspear was granted a warrant to purchase 100,000 shares of common stock at a strike price of $1.95 per share which vests ratably over 36 months. On August 11, 2020, we entered into a letter agreement with Winspear Investments, pursuant to which the Company retained Winspear Investments to provide strategic advisory services for financial and business matters. Winspear Investments is 100% owned by Mr. Winspear and his wife. The agreement provides for a minimum three-month term and that Winspear Investments would be compensated with the grant of 20,000 shares of the Company’s common stock at inception and an additional 5,000 shares per month for the initial term. In the event Winspear Investments continues to provide services, Winspear Investments shall be compensated an additional grant of 3,000 shares per month for a total of twelve months and such grants shall not exceed an aggregate issuance of 71,000 shares. The agreement also provides that Winspear Investments shall be granted 80,000 shares if the Company achieves a listing with Nasdaq. The total shares issuable under the agreement shall not be less than a minimum of 35,000 shares and not exceed a maximum of 151,000 shares. As of June 30, 2021, 59,000 common shares have been issued.

The Board also appointed Eric Pharis to serve as Chief Operating Officer of the Company, effective as of September 11, 2021, to serve as such until the election and qualification of his successor or until his earlier death, resignation or removal.

Mr. Pharis, age 46, is a founder and stockholder of the Company. Mr. Pharis has been working in quantitative finance for over 20 years. Prior to founding the Company with Mr. Kepler, Mr. Pharis worked in the proprietary trading operations of Daytek Securities, a pioneer in the area of electronic and algorithm trading, and also founded high frequency trading firm Blackbox Karma in 2005 as well as quantBrasil, a fully quantitative, computer driven hedge fund in Brazil launched in 2012 and EDM Operators, a commodities trading company using automated software based on news events launched in 2014. Mr. Pharis directs the development of the Company’s proprietary algorithms as well as data analysis. Mr. Pharis earned a bachelor of mechanical engineering from the University of Texas at Austin and a master of operations research with a certificate in financial engineering from Cornell University.

Mr. Pharis’ salary is $102,000 per year. During the years ended December 31, 2020 and 2019, the Company engaged the services of EDM Operators (“EDM”), which is owned by Mr. Pharis and stockholder David Kyle, for application development services of the Company’s Blackbox System technology. During the years ended December 31, 2020 and 2019, EDM was paid $40,200 and $13,500 for services, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2021

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler, President and Chief Executive Officer